Exhibit 10.9

2017 Edition

Premise Lease Contract of Shenzhen SDG Information Co., Ltd.

No.: W-ZL (2021) X11

Party A: Shenzhen SDG Information Co., Ltd.

Address: 18 / F, building B, SDG Information Building, No. 2 Kefeng Road, Central District, high tech Zone, Nanshan District, Shenzhen

Legal representative: Jiang Qinjian

Tel.: 0755-26544662

Party B: Wuxin Technology Group Co., Ltd. (fka Shenzhen Minyide Information Technology Co., Ltd.)

Address: 601A, Building M-6, Zhonggang Building, Central District, Hi-Tech Industrial Park, Nanshan District, Shenzhen

Legal representative: Liu Lianqi

Tel.:

Now both parties, A and B, on the matter of the lease of Party A’s premises by Party B, by consensus, have reached this contract with the following specific terms for mutual compliance:

1. Premise: Party A agrees to lease to Party B the premises of Unit 1501 on the 15th floor of SDG Information Technology Building on Kefeng Road, Nanshan District, Shenzhen, with a total gross floor area (including apportioned area) of 800 square metres for use by Party B in its present condition (see the attached plan for the exact location of the site).

2. The use of the above premises by Party B is for the following purposes: ☑scientific research and office, Scientific research office ☐ Residential ☐ Plant ☐ Warehouse ☐ Others ___, and guarantees that it complies with the national and Shenzhen city, property management units and other regulations on environmental protection, fire and fire prevention, safety, family planning, social general management, labour employment, social insurance and property management, and does not engage in illegal and irregular activities in the above premises. Any breach and consequential loss and liability shall not be the responsibility of Party A.

3. Lease term: From February 6, 2021 to January 31, 2024. Upon the expiration of the term of leasing, under equal conditions, Party B shall have the priority to rent.

4. Comprehensive leasing fees:

(1) The total comprehensive rental fee for the period from February 6, 2021 to February 5, 2022 is ¥112/m2 per month (In words: RMB one hundred and twelve). Including: Rent: ¥102/m2 per month (of which from February 6, 2021 to May 6, 2021, rent is calculated at ¥51/m2 per month), property service fees: ¥10/m2 per month (excluding public energy consumption).

The total comprehensive rental fee for the period from February 6, 2022 to February 5, 2023 is ¥114/m2 per month (In words: RMB one hundred and fourteen). Including: Rent: ¥104/m2 per month, property service fees: ¥10/m2 per month (excluding public energy consumption).

The total comprehensive rental fee for the period from February 6, 2023 to January 31, 2024 is ¥116/m2 per month (In words: RMB one hundred and sixteen). Including: Rent: ¥106/m2 per month, property service fees: ¥10/m2 per month (excluding public energy consumption).

(2) Payment of lease consolidation fee

Party B shall pay the comprehensive rental fee for the month to Party A’s designated account before the 10th day of each month in accordance with the payment cycle of each full calendar month. Party A will invoice Party B for the rent and premise service charges upon receipt of the rent and housing facilities package.

5. Rental deposit and Initial Lease Consolidation Fee

(1) Within five working days from the date of signing this contract, Party B shall pay to Party A a lump sum equivalent to two months’ comprehensive rental fee as rental deposit, totaling ¥ 179,200 (In words: RMB one hundred and seventy-nine thousand two hundred), and the first comprehensive rental fee (from February 6, 2021 to February 28, 2021) of ¥40,085.71 (In words: RMB forty thousand eighty-five yuan and seventy-one cents)

(2) If the rental deposit and the one-month comprehensive rental fee are not in Party A’s account after five working days from the date of this contract, this contract shall automatically expire and Party A shall be entitled to use the premises for other purposes and Party B shall not claim any rights against Party A as a result.

(3) Upon receipt of the foregoing, Party A shall issue an invoice or receipt to Party B.

(4) The above rental deposit will be refunded by Party A to Party B upon the expiry of this contract and after Party B has settled all the expenses, the leased premises and its basic items are not damaged and the registration procedures for cancellation of the lease contract have been completed.

6. Utilities and others

(1) Party B is responsible for the cost of utilities and other miscellaneous expenses of the premises during the lease period.

(2) Payment method: Party A collects utilities on a “collect and pay” basis. Party B shall pay the previous month’s utilities to Party A’s designated account by the 25th of each month from the beginning of the lease term.

(3) Electricity charge and capacity increase management.

A. Electricity charge

(A) Metering by customer-specific submeters. A unit price of RMB 0.90/kWh (including the public share) and a service charge of RMB 0.35/kWh (including the public share). In the event of major policy and market adjustments, the above unit prices will be adjusted accordingly.

(B) The portion of the line loss is charged at 4% of the customer’s electricity consumption.

(C) The public share is to be apportioned in proportion to the rental area to the floor area.

B. Capacity increase management

The electricity consumption capacity of the unit leased by Party B is 64 KW. If Party B’s actual electricity consumption exceeds that capacity and needs to be increased, a written application must be made to and agreed by Party A before proceeding; The corresponding renovation costs of electrical equipment and facilities shall be borne by Party B. Party A has the right to decide whether to agree to the capacity increase based on the actual conditions of the Property and the overall electricity load.

(4) Water charge

(A) Based on the amount of water read from the meter on the floor rented and measured on an apportioned area basis. A basic combined unit price of RMB 4.68/m3. In the event of major policy and market adjustments, the above unit prices will be adjusted accordingly;

(B) The public share is to be apportioned in proportion to the rental area to the floor area.

(5) Other expenses: Charge according to the facts.

(6) Regarding the floor load: not exceed 250 KG/m2.

7. Arrears agreement: Party B shall pay the late payment fee at the rate of three per cent of the overdue amount per day to Party A from the date of overdue payment until the date on which the overdue amount is paid in full if Party B fails to pay the full amount of the comprehensive rental fee and utilities in accordance with the agreed time. In the event of late payment arrears, the amount paid by Party B shall be given priority against the late payment arrears. If the total amount of the above principal and late payment arrears exceeds RMB 89,600 or more, or if the total period of default exceeds fifteen days, Party A may deduct the principal and late payment arrears directly from the rental deposit. In addition, Party A may take measures including, but not limited to, stopping the supply of water and electricity up to legal means, and has the right to terminate the contract and require Party B to unconditionally withdraw from the premises used without refunding the remaining deposit. Meanwhile, Party A reserves the right to claim compensation from Party B.

8. Premise agreement:

(1) Party A shall not make the premises available for use by a third party from the effective date of this contract, otherwise Party A shall refund in full the rental deposit paid by Party B.

(2) Party B shall not sublet the premises in whole or in part to a third party (if it is an associated enterprise of Party B, written permission from Party A is required), nor shall Party B terminate this contract without permission, otherwise it is Party B’s breach of contract. Party A may take measures against Party B such as stopping water and electricity and prohibiting Party B from entering the premises. Party B shall pay Party A a liquidated damages of RMB 179,200 and Party B shall not be refunded the rental deposit paid by Party A. Party A shall be entitled to demand Party B to compensate for all losses and unilaterally terminate this contract immediately and take back the relevant premises. Party B shall not be compensated for the renovation costs invested by Party B. At the same time, Party A may sign a lease contract directly with the actual user.

(3) Upon expiry of the lease contract or with Party A’s consent, Party B may surrender the lease in advance. Party B shall, at Party A’s request, either restore the original condition or keep the basic layout and the status quo of the existing decoration unchanged (retaining the decoration of the floor, ceiling, partition walls, doors, fixed furniture, strong and weak electricity lines, electricity meters, sockets, switches and lamps). Party B shall not claim any compensation from Party A for all the above-mentioned renovations. Party B must clean up the site at the time of surrender as required by Party A, otherwise Party A may deduct the site cleaning fee directly from Party B’s rental deposit.

(4) Party B shall not hang and post Party B’s company logo, company name and door number in public areas without Party A’s written permission. Besides, Party B shall not hang signs in the leased area which are inconsistent with Party B’s name.

9. Force majeure: Any party who is unable to perform or partially unable to perform its contractual obligations due to force majeure shall not be deemed to be in breach of contract. All necessary remedies shall be taken as conditions permit to reduce the damage caused by force majeure. “Force Majeure” shall mean all events which are beyond the control of the Parties to this Contract, and which are unforeseen, unavoidable or insurmountable, and which prevent the total or partial performance by either of the Parties. Such events shall include earthquakes, typhoons, flood, fire, war, strikes, riots, acts of governments, changes in law or the application thereof or any other instances which cannot be foreseen, prevented or controlled, including instances which are accepted as Force Majeure in general business practice. If the premise is seriously damaged by force majeure and cannot be repaired within six months of the incident, this contract will naturally end. The parties shall not be liable to each other unless otherwise contracted.

10. Miscellaneous

(1) During the lease period, Party B is responsible for the normal maintenance of the non-intrinsic structure and ancillary equipment of the premises and bears the corresponding costs.

(2) Either party shall give two months’ notice in writing to the other party of its intention to terminate the cooperation during the term of the lease. No breach of contract shall be committed by mutual agreement of the parties. In the event of failure to negotiate, the unsolicited party shall constitute a breach of contract and shall pay to the passive party liquidated damages in the amount of the rental deposit.

(3) Upon expiry of the lease or termination of the contract, Party B shall vacate the leased premises within three days and shall not damage the original facilities and equipment of the property. Party B shall be deemed to have cleared the site upon expiry of the relocation period, and Party A shall take possession of the property. If there are any remaining items in the property, Party B agrees that Party A may dispose of all items in the premise in the presence of a disinterested third party and without infringement. Meanwhile, Party A may rent out the property to a third party without Party B having the right to interfere or claim any compensation. At the same time, Party A reserves all rights to pursue Party B for any damages caused as a result. If, upon acceptance, Party A or the property management company entrusted by Party A finds that Party B has damaged the main structure of the premise and basic facilities such as fire-fighting, and may have other conditions that may hinder normal renting in the future, Party B shall immediately restore the house to its functional state before renting. Otherwise, Party A has the right to deduct the corresponding amount of loss directly from the rental deposit or other special deposit until Party B is required to make up for it. In addition, Party A reserve the right to recover the corresponding costs and losses.

(4) Party B is inclined to lease the premise consecutively when the leasing period as specified in the contract expires, Party B shall put forward to renew the lease within one month before the leasing period expiration. If both parties make and reach an agreement on the renewal of the lease, the contract shall be re-concluded.

(5) Party B shall sign the relevant property management service series documents with Party A or the professional property management company engaged by Party A before proceeding with the entry and decoration or occupation procedures after signing the contract,.

11. Party A evaluates Party B’s contract performance annually and takes the following measures based on Party B’s performance:

Customer classification	Classification conditions	Evaluation applications
A	Normal contract performance	Priority in lease renewals under the same conditions
B	Delinquent lease payments (including rent, property management fees, late payment fees, etc.) There are safety hazards that refuse to be rectified	No priority in lease renewal under the same conditions
C

The rent arrears (including rent, property management fees, late fees, etc.) exceed one month.

The actual rent paid in the whole year is lower than the contract amount of the year there are many hidden dangers in safety

Refusal to rectify other behaviors that violate the terms of the contract

No renewal after the contract expires Not eligible to lease company property again
D

There is a major safety hazard

Subletting behavior occurs without consent

Failure to pay the lease fee on time for three consecutive months

Other serious breach of contract according to the terms of the contract

Automatic termination of the contract Be held accountable when necessary

12. Disputes arising in the course of the performance of this contract shall be resolved through negotiation between the parties, and if negotiation fails, a lawsuit will be filed in the People’s Court of Nanshan District of Shenzhen.

13. This contract is made in quadruplicate, with Party A holding two copies and Party B holding two copies, all of which have the same legal effect.

14. For matters not covered, both parties shall sign supplementary clauses separately after friendly negotiation. As an effective annex to this contract, the supplementary clauses have the same effect as this contract.

15. Party A and Party B agree that the Letter of Responsibility for Premise Lease Safety Management is an effective annex of this contract, which has the same effect as this contract.

16. As Party B is required to register for the lease, a lease registration authority version of the lease contract is signed. In case of inconsistency with the terms of this contract, this contract shall prevail (Party A shall assist Party B in the registration of the contract, and Party A shall not be responsible for any failure to register the contract due to changes in government department policies).

17. The Contract shall take effect from the date of signature and seal (including cross seal) of both parties.

Payee: Shenzhen SDG Information Co., Ltd.

Bank of deposit: Bank of China science park branch

Account No.: 7653 5838 7314

Party A (signature and seal): Shenzhen SDG Information Co., Ltd.

Special Seal for Contract of Shenzhen SDG Information Co., Ltd. (sealed)

Bank of deposit: Shenzhen Science and Technology Park Sub-branch, Bank of China

Bank account: 7653 5838 7314

Enterprise Tel: 0755-26544662

Enterprise address: SDG Information Building, No.2 Kefeng Road, Science and Technology Park, Nanshan District, Shenzhen

Signature of the representative:

Date: February 5, 2021

Party B (signature and seal): Shenzhen Minyide Information Technology Co., Ltd.

Shenzhen Minyide Information Technology Co., Ltd. (sealed)

Signature of the representative: Liu Lianqi (signature)

Date: February 5, 2021

Letter of Responsibility for Safety Management of Premise Tenancy

To strengthen the management towards leased premise and leased objects, define the responsibilities and obligations of both parties and ensure safety and stability, the following letter of safety responsibility is hereby formulated based on policy of “safety first and prevention first”.

I. This letter of responsibility shall have the same legal effect as that of premise lease contract.

II. The Lessor shall ensure that the leased buildings and their entrances, passages, fire-fighting, gas and electricity facilities are in accordance with the provisions of relevant laws and regulations as well as the safety standards stipulated by other relevant administrative authorities.

III. The Lessee is the first person in charge of safety work. The Lessee shall use the premise safely and properly according to relevant laws and regulations and the provisions of the premise lease contract. It is required to check the safety of leased premise on a regular basis to ensure the safety of people’s lives and property. The Lessor has the right to check and confirm the indoor fire-fighting facilities before and after the leased premise is decorated for the second time and put into use. During the lease term, the Lessee shall not sublease the premise or shall not change the structure and use nature of the premise without permission; If the Lessee finds any potential safety risk in the leased premise, it shall immediately notify the Lessor.

IV. The Lessee shall comply with the provisions of the relevant authorities, take safety measures in terms of fire prevention, prevention of burglary, anti-virus, flood control, disaster prevention, use of electricity, gas etc., strictly prohibit the “mixed setting of processing, production, storage, operation plants in same building”, strictly prohibit random layout or connection of wires or arbitrary increase in power load, to ensure the safety utilization of electric power. It is strictly forbidden to carry out hot work or store inflammable, explosive and toxic dangerous goods not line with the safety standards in the corridor to ensure smoothness of corridors and passages. Once the safety accident occurs, Party B shall bear all economic and legal responsibilities.

V. If the Lessee needs to stock up the small amount of flammable, explosive, toxic and harmful chemicals for business needs, it shall take the initiative to fill out the Registration Form of Flammable, Explosive, Toxic and Harmful Hazards in SDG Information Building and SDG Information Technology Building before settling in, and shall report to the competent government department according to relevant regulations, and in addition, the special cabinets (such as explosion-proof cabinets and chemical cabinets) shall be equipped and managed by special personnel. In addition, any unit is prohibited from using and storing the flammable, explosive, toxic and harmful chemicals against the regulations in the leased premises.

VI. The Lessee is strictly prohibited from parking the electric vehicles, bicycle, or charging in the leased premises.

VII. The Lessor or the Lessor’s superior department, the competent government department in charge of safety shall have right to check the safety state at leased premise site and the implementation condition of the Letter of Responsibility at any time, have the right to clearly show the potential safety risks and require the Lessee to implement rectification measures within specified time period. The Lessee is responsible for the consequences and economic losses caused by the potential safety risks. The Lessee must accept and be involved in safety training and fire drills organized by the Lessor.

VIII. The Lessee shall not change the use function of the leased house without permission and shall comply with relevant provisions when the premises are used as business activity places such as hotels, canteens, entertainment places, internet bars or workshops;

The leased houses are prohibited to be used for illegal and criminal behavior, such as gambling, drug abuse, trafficking, prostitution, producing and selling pornographic stuffs, printing illegal publications, manufacturing and selling fake and shoddy goods, harboring criminals, harboring, selling stolen stuffs;

The leased houses are prohibited to be used for such illegal activities like pyramid selling, disguised pyramid selling, operating business without license, operating clinics without a license, illegal medical practice and illegal renewable resource recycling;

The leased houses are prohibited to be used for such fraudulent activities like job introduction, matchmaking, training and real estate intermediary business without licenses.

The leased house is forbidden to be used for producing, restoring or operating flammable, explosive, toxic and radioactive hazardous items.

IX. If the Lessee fails to perform safety responsibilities according to laws, as a result of which, the personnel safety and property safety of others are damaged, the sufferer may require the Lessee to assume compensation liability according to law.

X. If the premise leased by Lessee has major potential safety risks, but the Lessee refuses to take rectification actions or fails to meet requirements after repeated rectifications, and if same potential safety risk occurs repeatedly due to less attention paid by the Lessee to the safety work, the Lessor has the right to terminate the contract without bearing any compensation.

Matters not covered in this letter of responsibility shall be implemented according to relevant management regulations of Shenzhen or supplemented by both parties through negotiation.

Lessor: (Signature and seal)

Special Seal for Contract of Shenzhen SDG Information Co., Ltd. (sealed)

Bank of deposit: Shenzhen Science and Technology Park Sub-branch, Bank of China

Bank account: 7653 5838 7314

Enterprise Tel: 0755-26544662

Enterprise address: SDG Information Building,
No.2 Kefeng Road, Science and Technology Park,
Nanshan District, Shenzhen

February 5, 2021

Lessee: (Signature and seal) Shenzhen Minyide Information Technology Co., Ltd. (sealed) Liu Lianqi (signature) February 5, 2021